Exhibit (h)(2)(v)

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

Schedule A

(to Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive- Growth	A, B, C, R, Advisor	0.15%
Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Core Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Short Duration Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Large-Cap	A, C, Advisor, Investor S1, P	0.30% 0.15%
Pacific FundsSM Large-Cap Value	A, C, Advisor, Investor S, P	0.30% 0.15%

[1]	Class S was formerly named Institutional Class.

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

Pacific FundsSM Small/Mid-Cap	A, C, Advisor, Investor	0.30%
	S, P	0.15%
	A, C, Advisor,	0.30%
Pacific FundsSM Small-Cap	Investor
	S, P	0.15%
Pacific FundsSM Small-Cap Value	A, C, Advisor, Investor	0.30%
	S, P	0.15%
Pacific FundsSM Small-Cap Growth	A, C, Advisor, Investor	0.30%
	S, P	0.15%
PF Floating Rate Loan Fund	P	0.15%
PF Inflation Managed Fund	P	0.15%
PF Managed Bond Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Emerging Markets Debt Fund	P	0.15%
PF Comstock Fund	P	0.15%
PF Growth Fund	P	0.15%
PF Large-Cap Growth Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF Main Street® Core Fund	P	0.15%
PF Mid-Cap Equity Fund	P	0.15%
PF Mid-Cap Growth Fund	P	0.15%
PF Small-Cap Growth Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Emerging Markets Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

PF Currency Strategies Fund	P	0.15%
PF Global Absolute Return Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%
PF Absolute Return Fund	P	0.15%
PF Equity Long/Short Fund	P	0.15%

Effective: August 1, 2016

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: VP, Fund Advisor Operations	Title: Secretary